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                                                                    EXHIBIT 10.7

                               INDEMNITY AGREEMENT

          This Indemnity Agreement is made and entered into as of this
                                                                       -------
day of                           , 20   , by and between Advanced Medical
       --------------------------    ---
Optics, Inc., a Delaware corporation (the "Company"), and
                          ("Indemnitee").
-------------------------

          WHEREAS, Indemnitee is currently serving as a director and/or officer of the Company or, at the Company's request, as a director and/or officer of a subsidiary of the Company, and the Company wishes Indemnitee to continue in such capacity;

          WHEREAS, the Certificate of Incorporation of the Company provides that
(1) the Company shall indemnify to the fullest extent permitted by the Delaware General Corporation Law, directors and officers of the Company and persons serving at the request of the Company as a director or officer of another corporation, (2) such indemnification shall include expenses, and any such expenses may be paid by the Company in advance of the final disposition of the action, suit or proceeding giving rise to such indemnification, and (3) such indemnification shall not be deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement;

          WHEREAS, Indemnitee has indicated that he or she may not be willing to continue to serve as a director and/or officer of the Company or any of its subsidiaries in the absence of indemnification in addition to that provided in the Certificate of Incorporation of the Company; and

          WHEREAS, the Company, in order to induce Indemnitee to continue to serve as a director and/or officer of the Company or its subsidiaries, has agreed to provide Indemnitee with the benefits contemplated by this Indemnity Agreement, and, as a result of the provision of such benefits, Indemnitee has agreed to continue to serve in such capacity.

          NOW, THEREFORE, in consideration of the promises, conditions and representations set forth herein, including Indemnitee's continued service as a director and/or officer of the Company or its subsidiaries, the Company and Indemnitee hereby agree as follows:

          Section 1. Definitions. The following terms, as used herein, shall have the following meanings:

          (a) "Covered Claim" shall mean any claim against Indemnitee based upon or arising out of any past, present or future act, omission, neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which Indemnitee may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Company or its subsidiaries and solely because of being a director and/or officer of the Company or its subsidiaries; provided, however, that a

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Covered Claim shall not include any amounts paid or payable by Indemnitee with respect to any claim that:

               (i) is based upon and arises out of Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not legally entitled;

               (ii) is for an accounting of profits in fact made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; or

               (iii) is based upon and arises out of Indemnitee's knowingly fraudulent, deliberately dishonest or willful misconduct.

A Covered Claim shall include any claim made against the lawful spouse (whether such status is derived by reason of statutory law, common law or otherwise of any applicable jurisdiction in the world) of Indemnitee for claims arising solely out of Indemnitee's capacity as the spouse of Indemnitee, including such claims that seek damages recoverable from marital community property, property jointly held by Indemnitee and the spouse or property transferred from Indemnitee to the spouse; provided, however, that a Covered Claim shall not include any claim for any actual or alleged wrongful act of the spouse. To the extent necessary to carry out the terms of this paragraph, the term "Indemnitee" as used in this Indemnity Agreement shall include the Indemnitee's spouse.

          (b) "Determination" shall mean a determination, based upon the facts know at the time, made by:

               (i) the Board of Directors of the Company, by the vote of a majority of the directors who are not parties to the action, suit or proceeding in question, at a meeting at which there is a quorum consisting solely of such disinterested directors;

               (ii) if such a quorum is not obtainable, or, even if obtainable, if directed by a majority of such disinterested directors at a meeting of the Board of Directors of the Company at which there is a quorum consisting solely of such disinterested directors, by independent legal counsel in a written opinion;

               (iii) the stockholders of the Company; or

               (iv) a court of competent jurisdiction in a final, nonappealable adjudication.

          (c) "Payment" shall mean any and all amounts which Indemnitee is or becomes legally obligated to pay in connection with a Covered Claim, including, without limitation, damages, judgments, fines, ERISA excise taxes or penalties, amounts paid

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in settlement, costs of investigation, attorneys' fees, costs of investigative, judicial or administrative proceedings or appeals, and costs of attachment or similar bonds.

          Section 2. Indemnification. The Company shall indemnify and hold harmless Indemnitee against and from any and all Payments, except to the extent that:

          (a) the Company shall have indemnified and held harmless Indemnitee against and from such Payments otherwise than pursuant to this Indemnity Agreement;

          (b) Indemnitee shall have received payment on account of such Payments pursuant to one or more valid and collectible insurance policies; or

          (c) such indemnification by the Company is prohibited by applicable law.

The Company shall have no obligation to indemnify Indemnitee under this Indemnity Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner that would impose any obligation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

          Section 3. Indemnification Procedure; Advancements of Costs and Expenses.

          (a) Promptly after receipt by Indemnitee of notice of the commencement or threat of commencement of any action, suit or proceeding, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Indemnity Agreement, notify the Company thereof.

          (b) If, at the time of receipt of such notice the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Payments payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

          (c) All costs and expenses, including attorneys' fees, incurred by Indemnitee in defending or investigating such action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that no such costs or expenses shall be paid by the Company if, with respect to such action, suit or proceeding, independent legal counsel shall advise the Board of Directors in a written opinion that based upon the facts known to such counsel at that time:

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               (i) Indemnitee acted in bad faith or deliberately breached his or her duty to the Company or its stockholders, and

               (ii) as a result of such conduct by Indemnitee, it is more likely than not that it will ultimately be determined that Indemnitee is not entitled to indemnification under this Agreement.

Indemnitee hereby undertakes to and agrees that he or she will repay the Company for any costs or expenses advanced by or on behalf of the Company pursuant to this Section 3(c) if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that Indemnitee is not entitled to indemnification under this Indemnity Agreement.

          (d) If the Company shall advance the costs and expenses of any such action, suit or proceeding pursuant to Section 3(c) of this Indemnity Agreement, it shall be entitled to assume the defense of such action, suit or proceeding, if appropriate, with counsel satisfactory to Indemnitee, upon delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, the Company shall not be liable to Indemnitee under this Indemnity Agreement for any costs or expenses subsequently incurred by Indemnitee in connection with such defense other than reasonable costs and expenses of investigation; provided, however, that:

               (i) Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding provided that the fees and expenses of such counsel incurred after delivery of notice by the Company of its assumption of such defense shall be at Indemnitee's own expense; and

               (ii) the fees and expenses of counsel employed by Indemnitee shall be at the expense of the Company if (aa) the employment of counsel by Indemnitee has previously been authorized by the Company, (bb) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or
     (cc) the Company shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding.

          (e) All payments on account of the Company's advancement obligations under Section 3(c) of this Indemnity Agreement shall be made within twenty (20) days of Indemnitee's written request therefor (subject to the proviso contained in said Section 3(c), and all other payments on account of the Company's obligations under this Indemnity Agreement shall be made within sixty (60) days of Indemnitee's written request therefor, unless a prior Determination is made that the claims giving rise to Indemnitee's request are not payable under this Indemnity Agreement.

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          Section 4. Enforcement of Indemnification; Burden of Proof. If a claim for indemnification or advancement of costs and expenses under this Indemnity Agreement is not paid in full by or on behalf of the Company within the time period specified in Section 3(e) of this Indemnity Agreement, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of such claim. In any such action, if a prior Determination has been made that such claim is not payable under this Indemnity Agreement, the burden of proving that indemnification is required under this Indemnity Agreement shall be on Indemnitee. If no such prior Determination shall have been made, the Company shall have the burden of proving that indemnification is not required under this Indemnity Agreement.

          Section 5. Rights Not Exclusive. The rights to indemnification and advancement of costs and expenses provided hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any charter document, bylaw, agreement, vote of stockholders or disinterested directors of otherwise.

          Section 6. Subrogation. In the event of payment under this Indemnity Agreement by or on behalf of the Company, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers that may be required and shall do all things that may be necessary to secure such rights, including, without limitation, the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

          Section 7. Choice of Law. This Indemnity Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

          Section 8. Jurisdiction. The Company and Indemnitee hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action, suit or proceeding which arises out of or relates to this Indemnity Agreement, and agree that any action instituted under this Indemnity Agreement shall be brought only in the state courts of the State of Delaware.

          Section 9. Attorneys' Fees. If any action, suit or proceeding is commenced in connection with or related to this Indemnity Agreement, the prevailing party shall be entitled to have its costs and expenses, including, without limitation, attorneys' fees and expenses of investigation, paid by the losing party.

          Section 10. Severability. In the event that any provision of this Indemnity Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Indemnity Agreement shall be enforceable in accordance with their terms.

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          Section 11. Successors and Assigns. This Indemnity Agreement shall be binding upon all successors and assigns of the Company, including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law, and shall be binding upon and inure to the benefit of the heirs, executors and administrators of Indemnitee.

          Section 12. Descriptive Headings. The descriptive headings in this Indemnity Agreement are included for the convenience of the parties only and shall not affect the construction of this Indemnity Agreement.

          Section 13. Counterparts. This Indemnity Agreement may be executed in any number of counterparts, all of which taken together shall constitute one document.

          Section 14. Amendment. No amendment, modification, termination or cancellation of this Indemnity Agreement shall be effective unless made in writing and signed by each of the parties hereto.

          IN WITNESS WHEREOF, the Company and Indemnitee have executed this Indemnity Agreement as of the day and year first above written.

                                   ADVANCED MEDICAL OPTICS, INC.


                                   By:
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                                         James V. Mazzo

                                   Its:  President and Chief Executive Officer


                                   INDEMNITEE

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